Exhibit 99.1

iret

Earnings Release and Supplemental Operating & Financial Data

2ND QUARTER
CALENDAR YEAR 2019

Earnings Release

IRET Reports Strong Second Quarter 2019 Financial Results and Raises 2019 Guidance
MINOT, ND, August 7, 2019 – IRET (NYSE: IRET) announced today its second quarter 2019 financial and operating results. Net Income (Loss), Funds from Operations (“FFO” and Core FFO per share for the three and six months ended June 30, 2019, are detailed below.

	Three Months Ended June 30,		Six Months Ended June 30,
Per Share	2019	2018	2019	2018
Net Income (Loss)	$0.11	$(1.83)	$(0.43)	$(1.42)
FFO	$1.45	$0.87	$2.22	$1.55
Core FFO	$1.00	$0.91	$1.77	$1.62

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	2Q19 vs. 2Q18	2Q19 vs. 1Q19	CY19 vs. CY18
Revenues	3.1%	1.0%	3.6%
Expenses	3.8%	(4.7)%	3.7%
NOI	2.6%	5.7%	3.6%

	Three months ended
Same-Store Results	June 30, 2019	March 31, 2019	June 30, 2018
Weighted Average Occupancy	94.3%	95.6%	94.2%
Second Quarter 2019 Highlights

•	We reported Net Income of $0.11 per share for the second quarter of 2019, compared to Net Loss of $(1.83) per share for the same quarter in 2018;

•	Core FFO grew by 9.9%, increasing to $1.00 per share for the second quarter of 2019, compared to $0.91 per share for the same quarter in 2018;

•
Same-store revenue increased year-over-year by 3.1% driven by 3.0% growth in rental revenue, while same-store operating expenses grew 3.8% year-over-year, primarily due to $324,000 of favorable insurance settlements in 2018. The combination of 3.1% revenue growth and expense control initiatives that reduced same-store controllable expenses by 2.1% over the same period in 2018, led to same-store NOI growth of 2.6%, our seventh consecutive quarter of year-over-year NOI growth;

•	We revised our full-year guidance to:

◦	decrease the midpoint of full-year Net Loss per share guidance from $(1.66) to $(1.22);

◦	increase the midpoint of full-year same-store revenue from 3.25% to 3.50% by increasing the lower end of the range from 2.50% to 3.00% (as the overall range changed from 2.50%-4.00% to 3.00%-4.00%);

◦	reaffirm the midpoint of full-year same-store expense guidance of 3.25%, but narrowing the range from 2.50%-4.00% to 2.75%-3.75%;

◦	increase the midpoint of full-year same-store NOI guidance from 3.25% to 3.50% by narrowing the range from 2.00%-4.50% to 3.00%-4.00%; and

◦
raise the midpoint of full-year Core FFO per share guidance by $0.05 to $3.67 per share by increasing the lower end of the range from $3.52 to $3.62 (as the overall range changed from $3.52-$3.72 to $3.62-$3.72);

•	We successfully prevailed in a multi-year litigation claim relating to a construction defect claim, for which we recorded a gain on litigation settlement of $6.3 million; and

•
We repurchased approximately 116,000 common shares for an aggregate total cost of $6.9 million, representing an average price of $59.12 per common share, and approximately 133,000 operating units for an aggregate total cost of $8.0 million, representing an average price of $60.01 per Unit.

“Our Core FFO growth per share of 9.9% and same-store revenue growth of 3.1% are built on strong performance across our markets and operational enhancements that continue to create value," said Mark O. Decker, Jr., IRET's President and CEO.

1

Acquisitions and Dispositions
During the second quarter, we sold a multi-tenant property that currently houses our Minot corporate office for $6.5 million and purchased an office building in Minot for $2.1 million, which will become our new Minot corporate office.  We also sold one parcel of unimproved land for $725,000.
Balance Sheet
At the end of the second quarter, we had $89.5 million of total liquidity on our balance sheet, including $72.1 million available under our corporate revolver.
2019 Financial Overview
We are raising our earnings guidance for calendar year 2019 based on actual results through June 30, 2019 and expected results through the remainder of the calendar year as specified below.

	2019 Revised	2019 Guidance
	Range	Current Midpoint	Prior Midpoint	Change
Net income (loss) per share	$(1.27) to $(1.17)	$(1.22)	$(1.66)	$0.44
Core FFO per share	$3.62 to $3.72	$3.67	$3.62	$0.05

Same-Store Growth
Revenue	3.00% to 4.00%	3.50%	3.25%	0.25%
Expenses	2.75% to 3.75%	3.25%	3.25%	—
NOI	3.00% to 4.00%	3.50%	3.25%	0.25%
Recent Developments
Subsequent to quarter-end, we sold a 21-unit multifamily community in Billings, Montana for approximately $1.7 million and a vacant parcel of land in Weston, Wisconsin for approximately $600,000.
Between July 1, 2019 and July 31, 2019, we repurchased approximately 39,000 common shares at an average price of $59.57 per share, including commissions. Between January 1, 2019 and July 31, 2019, we have repurchased approximately 329,000 shares at an average price of $54.69, including commissions, and approximately 135,000 operating units at an average price of $60.00. Since authorization of the share repurchase program in December 2016, we have repurchased approximately 627,000 common shares at an average price of $55.20. As of July 31, 2019, the remaining authorization under our share repurchase program is approximately $15.4 million. In all, we have reduced our share count by 5.2%.
On August 6, 2019, we closed a $59.9 million mortgage loan. This mortgage loan is secured by four multifamily communities and is priced at a fixed rate of 3.88% for the full twelve-year term of the loan. Proceeds from this loan will be used to pay down balances under our line of credit.
Upcoming Events
On October 1, 2019, we will be holding a 2019 shareholder event at the Minot Country Club (Elevation restaurant) in Minot, North Dakota. This gathering will include food, a presentation from management, and an opportunity for shareholders to ask questions of management.  Further details on this event will be provided to all shareholders of record and will be posted on the Company’s website at www.iretapartments.com when it becomes available.
Quarterly Distributions
Effective June 5, 2019, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit payable on July 1, 2019, to common shareholders and unitholders of record on June 17, 2019. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
Effective June 5, 2019, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on July 1, 2019, to holders of record on June 17, 2019. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

2

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Thursday, August 8, 2019, at 10:00 AM ET		Replay available until August 22, 2019
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10133436
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended June 30, 2019 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  FFO, Core FFO, NOI, and Adjusted EBITDA are non-GAAP financial measures. These measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information that accompanies this earnings release.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities.  As of June 30, 2019, we owned interests in 88 apartment communities consisting of 13,975 apartment homes.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PRC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Transition Report on Form 10-KT for the transition period ended December 31, 2018, in our subsequent quarterly reports on Form 10-Q, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

3

Supplemental Financial and Operating Data
Table of Contents
June 30, 2019

Common Share Data (NYSE: IRET)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	Calendar Year 2019	Calendar Year 2019	Calendar Year 2018	Calendar Year 2018	Calendar Year 2018
High closing price	$61.28	$61.50	$59.10	$59.80	$59.40
Low closing price	$57.19	$49.92	$47.00	$53.30	$51.30
Average closing price	$59.54	$58.11	$53.40	$54.99	$54.50
Closing price at end of quarter	$58.67	$59.91	$49.07	$59.80	$55.30
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	4.8%	4.7%	5.7%	4.7%	5.1%
Closing common shares outstanding (thousands)	11,656	11,768	11,942	11,961	11,939
Closing limited partnership units outstanding (thousands)	1,224	1,365	1,368	1,379	1,401
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$755,670	$786,798	$653,122	$797,732	$737,702

S-1

IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
REVENUE	$46,934	$45,608	$45,730	$45,406	$46,197	$92,542	$89,232
EXPENSES
Property operating expenses, excluding real estate taxes	13,942	14,804	13,292	14,438	13,934	28,746	28,180
Real estate taxes	5,574	5,232	5,098	5,049	5,003	10,806	10,024
Property management expense	1,445	1,554	1,447	1,269	1,444	2,999	2,821
Casualty loss	92	641	540	225	—	733	50
Depreciation/amortization	18,437	18,111	18,812	19,164	19,132	36,548	39,648
Impairment of real estate investments	—	—	1,221	—	17,809	—	17,809
General and administrative expenses	3,549	3,806	3,769	3,147	4,348	7,355	7,967
TOTAL EXPENSES	$43,039	$44,148	$44,179	$43,292	$61,670	$87,187	$106,499
Operating income (loss)	3,895	1,460	1,551	2,114	(15,473)	5,355	(17,267)
Interest expense	(7,590)	(7,896)	(7,682)	(8,193)	(8,562)	(15,486)	(16,858)
Loss on extinguishment of debt	(407)	(2)	(5)	(540)	(12)	(409)	(133)
Interest and other income	468	424	483	395	460	892	1,149
Income (loss) before gain (loss) on sale of real estate and other investments, gain (loss) on litigation settlement, and income (loss) from discontinued operations	(3,634)	(6,014)	(5,653)	(6,224)	(23,587)	(9,648)	(33,109)
Gain (loss) on sale of real estate and other investments	615	54	612	9,095	—	669	2,304
Gain (loss) on litigation settlement	6,286	—	—	—	—	6,286	—
Income (loss) from continuing operations	3,267	(5,960)	(5,041)	2,871	(23,587)	(2,693)	(30,805)
Income (loss) from discontinued operations	—	—	—	570	238	—	14,120
Net income (loss)	$3,267	$(5,960)	$(5,041)	$3,441	$(23,349)	$(2,693)	$(16,685)
Dividends to preferred unitholders	(160)	(57)	—	—	—	(217)	—
Net (income) loss attributable to noncontrolling interest – Operating Partnership	(148)	743	665	(112)	2,580	595	2,000
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	154	576	270	(676)	595	730	1,115
Net income (loss) attributable to controlling interests	3,113	(4,698)	(4,106)	2,653	(20,174)	(1,585)	(13,570)
Dividends to preferred shareholders	(1,706)	(1,705)	(1,705)	(1,705)	(1,706)	(3,411)	(3,411)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,407	$(6,403)	$(5,811)	$948	$(21,880)	$(4,996)	$(16,981)

Per Share Data
Earnings (loss) per common share from continuing operations – basic & diluted	$0.11	$(0.54)	$(0.49)	$0.04	$(1.85)	$(0.43)	$(2.48)
Earnings (loss) per common share from discontinued operations – basic & diluted	—	—	—	0.04	0.02	—	1.06
Net earnings (loss) per common share – basic & diluted	$0.11	$(0.54)	$(0.49)	$0.08	$(1.83)	$(0.43)	$(1.42)

Percentage of Revenues
Property operating expenses, excluding real estate taxes	29.7%	32.5%	29.1%	31.8%	30.2%	31.1%	31.6%
General and administrative expenses	7.6%	8.3%	8.2%	6.9%	9.4%	7.9%	8.9%
Interest	16.2%	17.3%	16.8%	18.0%	18.5%	16.7%	18.9%
Income (loss) from discontinued operations	—	—	—	1.3%	0.5%	—	15.8%
Net income (loss)	7.0%	(13.1)%	(11.0)%	7.6%	(50.5)%	(2.9)%	(18.7)%

S-2

IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
ASSETS
Real estate investments
Property owned	$1,663,539	$1,673,158	$1,627,636	$1,638,909	$1,637,991
Less accumulated depreciation	(380,321)	(371,672)	(353,871)	(339,515)	(321,468)
	1,283,218	1,301,486	1,273,765	1,299,394	1,316,523
Unimproved land	1,746	2,252	5,301	6,522	10,726
Mortgage loans receivable	10,140	10,260	10,410	10,530	10,955
Total real estate investments	1,295,104	1,313,998	1,289,476	1,316,446	1,338,204
Assets held for sale and assets of discontinued operations	—	—	—	—	33,840
Cash and cash equivalents	17,406	23,329	13,792	36,910	20,451
Restricted cash	4,672	4,819	5,464	4,669	4,454
Other assets	30,626	29,166	27,265	28,472	27,882
TOTAL ASSETS	$1,347,808	$1,371,312	$1,335,997	$1,386,497	$1,424,831

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Liabilities held for sale and liabilities of discontinued operations	—	—	—	—	$29,624
Accounts payable and accrued expenses	$44,766	$40,697	$40,892	$38,203	36,288
Revolving line of credit	177,939	118,677	57,500	71,000	145,500
Term loans payable, net of loan costs	144,082	144,036	143,991	143,937	69,531
Mortgages payable, net of loan costs	370,461	430,950	444,197	463,052	465,244
TOTAL LIABILITIES	$737,248	$734,360	$686,580	$716,192	$746,187

REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	—	—	5,968	6,130	6,261
SERIES D PREFERRED UNITS	16,560	16,560	—	—	—
EQUITY
Series C Preferred Shares of Beneficial Interest	99,456	99,456	99,456	99,456	99,456
Common Shares of Beneficial Interest	888,541	895,381	899,234	900,368	899,480
Accumulated distributions in excess of net income	(450,433)	(443,661)	(429,048)	(414,900)	(407,482)
Accumulated other comprehensive income	(7,598)	(3,139)	(856)	2,760	1,748
Total shareholders’ equity	$529,966	$548,037	$568,786	$587,684	$593,202
Noncontrolling interests – Operating Partnership	57,902	66,060	67,916	69,578	71,066
Noncontrolling interests – consolidated real estate entities	6,132	6,295	6,747	6,913	8,115
Total equity	$594,000	$620,392	$643,449	$664,175	$672,383
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,347,808	$1,371,312	$1,335,997	$1,386,497	$1,424,831

S-3

IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income (Loss) to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Operating income (loss)	$3,895	$(15,473)	$19,368	(125.2)%	$5,355	$(17,267)	$22,622	(131.0)%
Adjustments:
Property management expenses	1,445	1,444	1	0.1%	2,999	2,821	178	6.3%
Casualty loss	92	—	92	100.0%	733	50	683	1,366.0%
Depreciation and amortization	18,437	19,132	(695)	(3.6)%	36,548	39,648	(3,100)	(7.8)%
Impairment	—	17,809	(17,809)	(100.0)%	—	17,809	(17,809)	(100.0)%
General and administrative expenses	3,549	4,348	(799)	(18.4)%	7,355	7,967	(612)	(7.7)%
Net operating income	$27,418	$27,260	$158	0.6%	$52,990	$51,028	$1,962	3.8%

Revenue
Same-store	$40,024	$38,804	$1,220	3.1%	$79,637	$76,852	$2,785	3.6%
Non-same-store	5,921	4,345	1,576	36.3%	11,122	6,351	4,771	75.1%
Other properties and dispositions	989	3,048	(2,059)	(67.6)%	1,783	6,029	(4,246)	(70.4)%
Total	46,934	46,197	737	1.6%	92,542	89,232	3,310	3.7%

Property operating expenses, including real estate taxes
Same-store	16,974	16,345	629	3.8%	34,781	33,536	1,245	3.7%
Non-same-store	2,137	1,481	656	44.3%	4,018	2,418	1,600	66.2%
Other properties and dispositions	405	1,111	(706)	(63.5)%	753	2,250	(1,497)	(66.5)%
Total	19,516	18,937	579	3.1%	39,552	38,204	1,348	3.5%

Net operating income
Same-store	23,050	22,459	591	2.6%	44,856	43,316	1,540	3.6%
Non-same-store	3,784	2,864	920	32.1%	7,104	3,933	3,171	80.6%
Other properties and dispositions	584	1,937	(1,353)	(69.9)%	1,030	3,779	(2,749)	(72.7)%
Total	$27,418	$27,260	$158	0.6%	$52,990	$51,028	$1,962	3.8%

S-4

Same-Store Expense Comparison

	(in thousands, except percentages)
	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	$ Change	% Change	2019	2018	$ Change	% Change

Controllable expenses
Compensation	$4,712	$4,949	$(237)	(4.8)%	$9,236	$9,803	$(567)	(5.8)%
Repairs and maintenance	3,176	3,196	(20)	(0.6)%	6,596	6,033	563	9.3%
Utilities	2,520	2,532	(12)	(0.5)%	5,952	5,854	98	1.7%
Administrative and marketing	937	910	27	3.0%	1,901	1,712	189	11.0%
Total	$11,345	$11,587	$(242)	(2.1)%	$23,685	$23,402	$283	1.2%

Non-controllable expenses
Real estate taxes	$4,611	$4,400	$211	4.8%	$9,103	$8,805	$298	3.4%
Insurance	1,018	358	660	184.4%	1,993	1,329	664	50.0%
Total	5,629	4,758	871	18.3%	11,096	10,134	962	9.5%

Total	$16,974	$16,345	$629	3.8%	$34,781	$33,536	$1,245	3.7%
Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets; and

•	impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Due to the limitations of the FFO definition adopted by Nareit, we have made certain interpretations in applying the definition. We believe that all such interpretations not specifically provided for in the Nareit definition are consistent with the definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to the main business.
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation excludes depreciation and amortization expense on real estate assets, thereby providing an additional perspective on our operating results. We believe that GAAP historical cost depreciation of real estate assets is not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies. The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and that should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands, except per share amounts)
	Three Months Ended					Six Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Funds From Operations
Net income (loss) available to common shareholders	$1,407	$(6,403)	$(5,811)	$948	$(21,880)	$(4,996)	$(16,981)
Adjustments:
Noncontrolling interests – Operating Partnership	148	(743)	(665)	112	(2,580)	(595)	(2,000)
Depreciation and amortization	18,437	18,111	18,812	19,164	19,132	36,548	39,650
Less depreciation – non real estate	(79)	(85)	(76)	(76)	(76)	(164)	(155)
Less depreciation – partially owned entities	(474)	(678)	(680)	(673)	(719)	(1,152)	(1,442)
Impairment of real estate	—	—	1,221	—	17,809	—	17,809
Gain on sale of real estate	(615)	(54)	(612)	(8,499)	(98)	(669)	(16,134)
FFO applicable to common shares and Units	$18,824	$10,148	$12,189	$10,976	$11,588	$28,972	$20,747

FFO per share and unit – basic and diluted	$1.45	$0.77	$0.92	$0.82	$0.87	$2.22	$1.55

Adjustments to Core FFO:
Casualty loss write off	—	—	43	—	—	—	—
Loss on extinguishment of debt	407	2	5	540	12	409	133
Gain on litigation settlement	(6,286)	—	—	—	—	(6,286)	—
Severance and transition costs	—	—	—	—	586	—	811
Core FFO applicable to common shares and Units	$12,945	$10,150	$12,237	$11,516	$12,186	$23,095	$21,691

Core FFO per share and unit – basic and diluted	$1.00	$0.77	$0.92	$0.86	$0.91	$1.77	$1.62

Weighted average shares and units	12,955	13,130	13,317	13,318	13,335	13,052	13,366

S-5

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Adjusted EBITDA as calculated by us may not be comparable to Adjusted EBITDA reported by other REITs that do not define Adjusted EBITDA exactly as we do.

	(in thousands)
	Three Months Ended										Six Months Ended
	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018		6/30/2019		6/30/2018
Adjusted EBITDA
Net income (loss) available to common shareholders	$3,113		$(4,698)		$(4,106)		$2,653		$(20,174)		$(1,585)		$(13,570)
Adjustments:
Dividends to preferred unitholders	160		57		—		—		—		217		—
Noncontrolling interests – Operating Partnership	148		(743)		(665)		112		(2,580)		(595)		(2,000)
Income (loss) before noncontrolling interests – Operating Partnership	$3,421		$(5,384)		$(4,771)		$2,765		$(22,754)		$(1,963)		$(15,570)
Adjustments:
Interest expense	7,343		7,558		7,336		7,828		8,148		14,901		16,029
Loss on extinguishment of debt	407		2		4		541		11		409		132
Depreciation/amortization related to real estate investments	17,963		17,433		18,133		18,491		18,413		35,396		38,208
Impairment of real estate investments	—		—		1,221		—		17,809		—		17,809
Interest income	(402)		(407)		(465)		(366)		(429)		(809)		(1,102)
Gain (loss) on sale of real estate and other investments	(615)		(54)		(611)		(8,499)		(98)		(669)		(16,134)
Gain on litigation settlement	(6,286)		—		—		—		—		(6,286)		—
Adjusted EBITDA	$21,831		$19,148		$20,847		$20,760		$21,100		$40,979		$39,372

Ratios
Adjusted EBITDA/Interest expense	2.88	x	2.43	x	2.71	x	2.53	x	2.46	x	2.65	x	2.34	x
Adjusted EBITDA/Interest expense plus preferred distributions	2.31	x	1.98	x	2.22	x	2.10	x	2.05	x	2.14	x	1.94	x

S-6

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Secured Variable Debt(2)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(3)
2019 (remainder)	$6,926	$—	$—	$—	$6,926	1.0%	5.59%
2020	35,122	—	—	4,589	39,711	5.7%	5.26%
2021	95,394	—	—	—	95,394	13.7%	5.17%
2022	38,343	50,000	15,000	108,350	211,693	30.5%	3.91%
2023	48,808	—	—	—	48,808	7.0%	4.02%
Thereafter	147,358	145,000	—	—	292,358	42.1%	3.90%
Total debt	$371,951	$195,000	$15,000	$112,939	$694,890	100.0%	4.18%

(1)	Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, primary line of credit is fixed with an interest rate swap.

(2)
Our primary revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

(3)	Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Debt Balances Outstanding(1)
Secured fixed rate	$371,951	$432,588	$445,974	$464,964	$473,546
Secured variable rate mortgage	—	—	—	—	22,620
Unsecured fixed rate line of credit(2)	50,000	—	—	—	—
Secured line of credit(3)	15,000	15,000	—	—	—
Unsecured variable rate line of credit	112,939	103,677	57,500	71,000	145,500
Unsecured term loans	145,000	145,000	145,000	145,000	70,000
Debt total	$694,890	$696,265	$648,474	$680,964	$711,666

Mortgage Debt Weighted Average Interest Rate	4.37%	4.54%	4.58%	4.65%	4.67%
Primary Line of Credit Rate - Fixed (rate with swap)	3.42%	—	—	—	—
Primary Line of Credit Rate - Variable	3.99%	3.89%	3.72%	3.67%	3.76%
Operating Line of Credit Rate	4.39%	4.40%	—	—	—
Term Loan Rate (rate with swap)	4.14%	3.99%	4.01%	3.97%	4.11%

(1)	Includes mortgages on properties held for sale.

(2)	A portion of our primary line of credit is fixed through an interest rate swap.

(3)
Our revolving line of credit consists primarily of unsecured borrowings. A portion of the line was secured in connection with our acquisition of SouthFork Townhomes, under an agreement which allowed us to offer the seller tax protection upon purchase.

S-7

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Equity Capitalization
Common shares outstanding	11,656	11,768	11,942	11,961	11,939
Operating partnership units outstanding	1,224	1,365	1,368	1,379	1,401
Total common shares and units outstanding	12,880	13,133	13,310	13,340	13,340
Market price per common share (closing price at end of period)	$58.67	$59.91	$49.07	$59.80	$55.30
Equity capitalization-common shares and units	$755,670	$786,798	$653,122	$797,732	$737,702
Recorded book value of preferred shares	$99,456	$99,456	$99,456	$99,456	$99,456
Total equity capitalization	$855,126	$886,254	$752,578	$897,188	$837,158

Series D Preferred Units	$16,560	$16,560	—	—	—

Debt Capitalization
Total debt	$694,889	$696,265	$648,474	$680,964	$711,666
Total capitalization	$1,566,575	$1,599,079	$1,401,052	$1,578,152	$1,548,824

Total debt to total capitalization(1)	0.44:1	0.44:1	0.46:1	0.43:1	0.46:1

(1)
Debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet plus the market value of common shares, operating partnership units, Series C preferred shares, and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Six Months Ended
	6/30/2019		3/31/2019		12/31/2018		9/30/2018		6/30/2018		6/30/2019		6/30/2018
Debt service coverage ratio(1)	2.24	x	1.86	x	2.07	x	1.96	x	1.83	x	2.04	x	1.58	x

Distribution Data
Common shares and Units outstanding at record date	12,914		13,135		13,276		13,340		13,340		12,914		13,340
Total common distribution declared	$9,039		$9,195		$9,293		$9,339		$9,345		$18,234		$18,740
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70		$1.40		$1.40
Payout ratio (FFO per share and Unit basis)(2)	48.3%		90.9%		76.1%		85.4%		80.5%		63.1%		90.3%
Payout ratio (Core FFO per share and Unit basis)(3)	70.0%		90.9%		76.1%		81.4%		76.9%		79.1%		86.4%

(1)	Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization.

(2)
Payout ratio (FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

(3)
Payout ratio (Core FFO per share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-8

IRET
SAME-STORE SECOND QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q2	CY18Q2	% Change	CY19Q2	CY18Q2	% Change	CY19Q2	CY18Q2	% Change
Minneapolis, MN	1,796	$7,835	$7,287	7.5%	$3,171	$2,958	7.2%	$4,664	$4,329	7.7%
Rochester, MN	1,711	6,291	6,086	3.4%	2,450	2,292	6.9%	3,841	3,794	1.2%
Omaha, NE	1,370	3,705	3,700	0.1%	1,635	1,606	1.8%	2,070	2,094	(1.1)%
Grand Forks, ND	1,555	4,218	4,227	(0.2)%	1,909	1,912	(0.2)%	2,309	2,315	(0.3)%
Bismarck, ND	1,259	3,595	3,607	(0.3)%	1,491	1,596	(6.6)%	2,104	2,011	4.6%
St. Cloud, MN	1,190	3,584	3,389	5.8%	1,524	1,651	(7.7)%	2,060	1,738	18.5%
Topeka, KS	1,042	2,558	2,514	1.8%	1,206	1,065	13.2%	1,352	1,449	(6.7)%
Sioux Falls, SD	969	2,544	2,470	3.0%	1,222	1,050	16.4%	1,322	1,420	(6.9)%
Billings, MT	770	2,178	2,080	4.7%	773	581	33.0%	1,405	1,499	(6.3)%
Minot, ND	712	2,145	2,100	2.1%	1,036	1,031	0.5%	1,109	1,069	3.7%
Rapid City, SD	474	1,371	1,344	2.0%	557	603	(7.6)%	814	741	9.9%
Same-Store Total	12,848	$40,024	$38,804	3.1%	$16,974	$16,345	3.8%	$23,050	$22,459	2.6%

	Apartment Homes Included	Weighted Average Occupancy (1)			Weighted Average Monthly Rental Rate (2)			Weighted Average Monthly Revenue per Occupied Home (3)
Regions		CY19Q2	CY18Q2	Growth	CY19Q2	CY18Q2	% Change	CY19Q2	CY18Q2	% Change
Minneapolis, MN	1,796	93.4%	91.7%	1.7%	$1,439	$1,391	3.5%	$1,557	$1,474	5.8%
Rochester, MN	1,711	95.4%	94.7%	0.7%	1,233	1,211	1.8%	1,285	1,252	2.7%
Omaha, NE	1,370	93.3%	95.5%	(2.2)%	884	869	1.7%	966	942	2.3%
Grand Forks, ND	1,555	93.5%	94.0%	(0.5)%	912	916	(0.4)%	967	964	0.3%
Bismarck, ND	1,259	92.8%	94.7%	(1.9)%	953	954	(0.1)%	1,026	1,008	1.6%
St. Cloud, MN	1,190	95.4%	95.3%	0.1%	951	918	3.6%	1,053	996	5.7%
Topeka, KS	1,042	95.6%	95.5%	0.1%	818	804	1.7%	856	842	1.7%
Sioux Falls, SD	969	94.4%	94.2%	0.2%	858	832	3.1%	927	902	2.8%
Billings, MT	770	95.6%	93.0%	2.6%	921	908	1.4%	986	968	2.1%
Minot, ND	712	95.0%	95.8%	(0.8)%	1,000	998	0.2%	1,057	1,026	2.9%
Rapid City, SD	474	95.0%	95.9%	(0.9)%	945	916	3.2%	1,015	986	2.9%
Same-Store Total	12,848	94.3%	94.2%	0.1%	$1,028	$1,009	1.9%	$1,101	$1,069	3.0%

(1)	Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent.

(2)
Weighted average monthly rental rate is scheduled rental revenue divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.

(3)	Weighted average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

S-9

IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19Q2	CY19Q1	% Change	CY19Q2	CY19Q1	% Change	CY19Q2	CY19Q1	% Change
Minneapolis, MN	1,796	$7,835	$7,689	1.9%	$3,172	$3,148	0.8%	$4,664	$4,541	2.7%
Rochester, MN	1,711	6,291	6,225	1.1%	2,450	2,454	(0.2)%	3,841	3,771	1.9%
Omaha, NE	1,370	3,705	3,754	(1.3)%	1,635	1,774	(7.8)%	2,070	1,980	4.5%
Grand Forks, ND	1,555	4,218	4,141	1.9%	1,909	2,166	(11.9)%	2,309	1,975	16.9%
Bismarck, ND	1,259	3,595	3,602	(0.2)%	1,491	1,717	(13.2)%	2,104	1,885	11.6%
St. Cloud, MN	1,190	3,584	3,474	3.2%	1,525	1,808	(15.7)%	2,060	1,666	23.6%
Topeka, KS	1,042	2,558	2,556	0.1%	1,206	1,105	9.1%	1,352	1,451	(6.8)%
Sioux Falls, SD	969	2,544	2,529	0.6%	1,222	1,193	2.4%	1,322	1,336	(1.0)%
Billings, MT	770	2,178	2,156	1.0%	773	858	(9.9)%	1,405	1,298	8.2%
Minot, ND	712	2,145	2,118	1.3%	1,036	1,007	2.9%	1,109	1,111	(0.2)%
Rapid City, SD	474	1,371	1,367	0.3%	557	576	(3.3)%	814	791	2.9%
Same-Store Total	12,848	$40,024	$39,611	1.0%	$16,976	$17,806	(4.7)%	$23,050	$21,805	5.7%

	Apartment Homes Included	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19Q2	CY19Q1	Growth	CY19Q2	CY19Q1	% Change	CY19Q2	CY19Q1	% Change
Minneapolis, MN	1,796	93.4%	94.8%	(1.4)%	$1,439	$1,408	2.2%	$1,557	$1,505	3.3%
Rochester, MN	1,711	95.4%	96.5%	(1.1)%	1,233	1,207	2.2%	1,285	1,257	2.2%
Omaha, NE	1,370	93.3%	95.3%	(2.0)%	884	875	1.0%	966	959	0.7%
Grand Forks, ND	1,555	93.5%	93.8%	(0.3)%	912	903	1.0%	967	946	2.2%
Bismarck, ND	1,259	92.8%	96.4%	(3.6)%	953	942	1.2%	1,026	990	3.4%
St. Cloud, MN	1,190	95.4%	95.7%	(0.3)%	951	939	1.3%	1,053	1,016	3.5%
Topeka, KS	1,042	95.6%	96.7%	(1.1)%	818	810	1.0%	856	846	1.2%
Sioux Falls, SD	969	94.4%	95.3%	(0.9)%	858	850	0.9%	927	913	1.5%
Billings, MT	770	95.6%	96.2%	(0.6)%	921	902	2.1%	986	971	1.6%
Minot, ND	712	95.0%	95.8%	(0.8)%	1,000	993	0.7%	1,057	1,035	2.1%
Rapid City, SD	474	95.0%	96.9%	(1.9)%	945	931	1.5%	1,015	991	2.2%
Same-Store Total	12,848	94.3%	95.6%	(1.3)%	$1,028	$1,013	1.5%	$1,101	$1,075	2.3%

S-10

IRET
SAME-STORE YEAR-TO-DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		CY19	CY18	% Change	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	1,796	$15,525	$14,472	7.3%	$6,321	$5,921	6.8%	$9,204	$8,551	7.6%
Rochester, MN	1,711	12,516	12,124	3.2%	4,904	4,841	1.3%	7,612	7,283	4.5%
Omaha, NE	1,370	7,459	7,332	1.7%	3,409	3,232	5.5%	4,050	4,100	(1.2)%
Grand Forks, ND	1,555	8,359	8,417	(0.7)%	4,075	3,953	3.1%	4,284	4,464	(4.0)%
Bismarck, ND	1,259	7,197	7,089	1.5%	3,207	3,164	1.4%	3,990	3,925	1.7%
St. Cloud, MN	1,190	7,059	6,700	5.4%	3,333	3,266	2.1%	3,726	3,434	8.5%
Topeka, KS	1,042	5,114	4,932	3.7%	2,311	2,057	12.3%	2,803	2,875	(2.5)%
Sioux Falls, SD	969	5,073	4,912	3.3%	2,415	2,324	3.9%	2,658	2,588	2.7%
Billings, MT	770	4,334	4,057	6.8%	1,630	1,407	15.8%	2,704	2,650	2.0%
Minot, ND	712	4,263	4,161	2.5%	2,043	2,218	(7.9)%	2,220	1,943	14.3%
Rapid City, SD	474	2,738	2,656	3.1%	1,133	1,153	(1.7)%	1,605	1,503	6.8%
Same-Store Total	12,848	$79,637	$76,852	3.6%	$34,781	$33,536	3.7%	$44,856	$43,316	3.6%

	Apartment Homes Included	Weighted Average Occupancy			Weighted Average Monthly Rental Rate			Weighted Average Monthly Revenue per Occupied Home
Regions		CY19	CY18	Growth	CY19	CY18	% Change	CY19	CY18	% Change
Minneapolis, MN	1,796	94.1%	92.1%	2.0%	$1,424	$1,379	3.3%	$1,531	$1,459	5.3%
Rochester, MN	1,711	95.9%	94.6%	1.3%	1,220	1,214	0.5%	1,271	1,248	1.9%
Omaha, NE	1,370	94.3%	95.5%	(1.2)%	879	863	1.9%	963	934	2.9%
Grand Forks, ND	1,555	93.7%	94.5%	(0.8)%	907	912	(0.5)%	957	955	0.1%
Bismarck, ND	1,259	94.6%	94.0%	0.6%	947	957	(1.0)%	1,007	999	0.9%
St. Cloud, MN	1,190	95.6%	95.1%	0.5%	945	911	3.7%	1,035	987	4.9%
Topeka, KS	1,042	96.1%	95.0%	1.1%	814	801	1.6%	851	831	2.6%
Sioux Falls, SD	969	94.8%	94.9%	(0.1)%	854	824	3.6%	920	890	3.4%
Billings, MT	770	95.9%	91.7%	4.2%	912	907	0.6%	978	958	2.6%
Minot, ND	712	95.4%	95.9%	(0.5)%	997	997	—%	1,046	1,016	3.0%
Rapid City, SD	474	95.9%	96.2%	(0.3)%	938	908	3.3%	1,003	971	3.4%
Same-Store Total	12,848	94.9%	94.2%	0.7%	$1,020	$1,005	1.5%	$1,088	$1,059	2.9%

S-11

IRET
PORTFOLIO SUMMARY(1)

	Three Months Ended
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Number of Apartment Homes
Same-Store	12,848	12,848	12,847	12,847	12,848
Non-Same-Store	1,127	1,127	855	855	855
All Communities	13,975	13,975	13,702	13,702	13,703

Average Scheduled Rent(2) per Apartment Home
Same-Store	$1,028	$1,013	$1,018	$1,027	$1,009
Non-Same-Store	1,692	1,772	1,797	1,796	1,797
All Communities	$1,081	$1,064	$1,066	$1,075	$1,058

Average Revenue per Occupied Apartment Home(3)
Same-Store	$1,101	$1,075	$1,082	$1,092	$1,069
Non-Same-Store	1,848	1,943	1,939	1,956	1,941
All Communities	$1,161	$1,134	$1,136	$1,146	$1,123

Weighted Average Occupancy(4)
Same-Store	94.3%	95.6%	94.4%	92.0%	94.2%
Non-Same-Store	94.8%	94.9%	92.7%	93.4%	87.3%
All Communities	94.4%	95.5%	94.2%	92.2%	93.5%

Operating Expenses as a % of Scheduled Rent
Same-Store	42.8%	45.6%	42.4%	42.9%	42.0%
Non-Same-Store	37.4%	37.6%	30.5%	36.8%	32.1%
All Communities	42.2%	44.7%	41.1%	42.3%	41.0%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$192	$80	$254	$274	$201

(1)	Previously reported amounts are not revised for changes in the composition of the same-store properties pool.

(2)
Scheduled rent represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. Average scheduled rent is scheduled rent divided by the total number of units.

(3)	Total revenues divided by the weighted average occupied units for the period.

(4)
Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

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SAME-STORE CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended
	6/30/2019	6/30/2018
Total Same-Store Apartment Homes	12,848	12,848

Turnover	$1,141	$1,183
Furniture & Equipment	119	104
Building – Interior	80	139
Building – Exterior	498	770
Landscaping & Grounds	624	387
Capital Expenditures	$2,462	$2,583
Capital Expenditures per Apartment Home	$192	$201

	Six Months Ended
	6/30/2019	6/30/2018
Total Same-Store Apartment Homes	12,848	12,846

Turnover	$1,752	$1,884
Furniture & Equipment	179	148
Building - Interior	158	206
Building - Exterior	715	1,369
Landscaping & Grounds	688	420
Capital Expenditures	$3,492	$4,027
Capital Expenditures per Apartment Home	$272	$313

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2019 Calendar Year Financial Outlook
(in thousands, except per share amounts)
The table below provides revised 2019 calendar year guidance for Net income (loss) available to shareholders, EPS, same-store performance, Core FFO, and Core FFO per share. Our 2019 calendar year revised guidance, along with our actual results of the six months ended June 30, 2019, is described in the table below. Please note that FFO, Core FFO, and NOI are non-GAAP measures. Refer to Non-GAAP Financial Measures and Reconciliations in this release for additional information on the use and presentation of these non-GAAP measures and for reconciliation to the most directly comparable GAAP measures.

	Six Months Ended	Range for 12 Months Ended December 31, 2019
	June 30, 2019	Full Year Revised Guidance	Prior Guidance	Change from Prior Midpoint
	Actual Results	Amount	Amount	Amount
Net income (loss) available to common shareholders	$(4,996)	$(15,100) to $(13,800)	$(24,491) to $(19,224)	$7,445
Net income (loss) per share(1)	$(0.43)	$(1.27) to $(1.17)	$(1.86) to $(1.46)	$0.44

Same-Store Growth
Revenue	3.60%	3.00% to 4.00%	2.50% to 4.00%	0.25%
Expenses	3.70%	2.75% to 3.75%	2.50% to 4.00%	—
NOI	3.60%	3.00% to 4.00%	2.00% to 4.50%	0.25%

Core FFO	$23,095	$46,800 to $48,100	$46,348 to 48,981	$(201)
Core FFO per Share	$1.77	$3.62 to $3.72	$3.52 to $3.72	$0.05
Weighted Average Shares and Units	13,052	12,933	13,167	(234)

(1)	Earnings per share excludes net income attributable to noncontrolling interests.
Reconciliation of Net Income Available to Common Shareholders to Funds From Operations and Core Funds From Operations
The following table presents reconciliations of Net income (loss) available to common shareholders to FFO and Core FFO. FFO and Core FFO are non-GAAP measures. FFO and Core FFO should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions. The outlook and projections provided below are based on current expectations and are forward-looking.

			Revised Midpoint of Outlook for
	Six Months Ended		12 Months Ended
	June 30, 2019		December 31, 2019
	Amount	Per Share	Amount	Per Share
Net income (loss) available to common shareholders	$(4,996)	$(0.43)	$(14,412)	$(1.22)
Noncontrolling interests - Operating Partnership	(595)		(1,339)
Depreciation and amortization	36,548		72,543
Less depreciation-non real estate	(164)		(286)
Less depreciation-partially owned entities	(1,152)		(2,494)
Gain on sale of real estate attributable to controlling interests	(669)		(669)
FFO applicable to common shares and Units	$28,972	$2.22	$53,343	$4.12

Adjustments to Core FFO:
Loss on extinguishment of debt	409		409
Gain on litigation settlement	(6,286)		(6,286)
Core FFO applicable to common shares and Units	$23,095	$1.77	$47,466	$3.67

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